UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 18, 2020

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrants	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NextEra Energy, Inc.	Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
	4.872% Corporate Units	NEE.PRO	New York Stock Exchange
	5.279% Corporate Units	NEE.PRP	New York Stock Exchange
	6.219% Corporate Units	NEE.PRQ	New York Stock Exchange

Florida Power & Light Company	None

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in the first paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01. The Agreement and Plan of Merger between Gulf Power Company (Gulf Power) and Florida Power & Light Company (FPL) is filed as Exhibit 2 hereto and is incorporated into this report by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the second, third and fourth paragraphs of Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. The Senior Notes Indenture, dated as of January 1, 1998 as supplemented (Indenture), between Gulf Power and Wells Fargo Bank, National Association, as successor trustee, is attached hereto as Exhibit 4 and is incorporated into this report by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On December 18, 2020, Gulf Power and FPL entered into an agreement to merge Gulf Power with and into FPL, with FPL as the surviving company, effective January 1, 2021 (Merger). FPL and Gulf Power are wholly owned subsidiaries of NextEra Energy, Inc.

As a result of, and effective upon, the Merger, on January 1, 2021, FPL will assume all of Gulf Power's outstanding debt, including its senior unsecured notes (senior notes) issued under the Indenture. As of the date hereof, Gulf Power had five series of senior notes outstanding under the Indenture totaling $815 million in principal amount with interest rates ranging from 3.10% - 5.10% and maturity dates ranging from 2022 - 2044.

Interest on the senior notes is payable semi-annually and each series of senior notes is redeemable prior to maturity in accordance with its terms. The Indenture contains default provisions relating to failure to make required payments on senior notes, certain events in bankruptcy, insolvency or reorganization, and other covenants. In the event of default, the trustee under the Indenture, or the holders of 25% of a series of senior notes, may declare the principal and interest due and payable on such senior notes.

Also effective upon the Merger, FPL will assume Gulf Power's revolving credit facilities, including its syndicated revolving credit facility with available capacity of $900 million maturing in 2025 (credit facility). The credit facility provides for the funding of loans up to the amount of the credit facility and the issuance of letters of credit up to $75 million. The entire amount of the credit facility is available for general corporate purposes. In order to borrow or to have letters of credit issued under the terms of the credit facility, FPL will be required, among other things, to maintain a ratio of funded debt to total capitalization that does not exceed a stated ratio. The credit facility also contains default and related acceleration provisions relating to, among other things, failure to maintain the ratio of funded debt to total capitalization at or below the specified ratio.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description	NextEra Energy, Inc.	Florida Power & Light Company
2	Agreement and Plan of Merger, dated as of December 18, 2020, between Gulf Power Company and Florida Power & Light Company		X
4
Senior Note Indenture dated as of January 1, 1998, between Gulf Power Company and Wells Fargo Bank, National Association, as successor trustee, and certain indentures supplemental thereto (filed as Exhibit 4.1 to Form 8-K dated June 17, 1998, File No. 0-2429; Exhibit 4.2 to Form 8-K dated September 9, 2010, File No. 1-31737; Exhibit 4.2 to Form 8-K dated May 15, 2012, File No. 1-31737; Exhibit 4.2 to Form 8-K dated June 10, 2013, File No. 1-31737; Exhibit 4.2 to Form 8-K dated September 16, 2014, File No. 1-31737; and Exhibit 4.2 to Form 8-K dated May 15, 2017, File No. 1-31737)
		X	X
101	Interactive data files for this Form 8-K formatted in Inline XBRL	X	X
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	X	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 18, 2020

NEXTERA ENERGY, INC.
(Registrant)

JAMES M. MAY
James M. May Vice President, Controller and Chief Accounting Officer

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KEITH FERGUSON
Keith Ferguson Controller